Exhibit 99.1

Ariba Reports Results for the Third Quarter of Fiscal Year 2003

GAAP Net Loss Narrows to $0.01 Per Share

SUNNYVALE, Calif., July 22, 2003—Ariba, Inc. (Nasdaq: ARBA), the leading provider of Enterprise Spend Management (ESM) solutions, today announced results for the quarter ended June 30, 2003.

Total revenue for the third quarter of fiscal 2003 was $56.6 million, representing a decrease of 4 percent from $58.8 million for the third quarter of fiscal 2002. Software license revenue for the quarter was $21.3 million, a decrease of 21 percent from $26.9 million for the corresponding fiscal 2002 quarter, while maintenance and service revenue was $35.3 million, an increase of 11 percent as compared to $31.9 million for the year-ago quarter. Net loss on a GAAP basis for the third quarter of fiscal 2003 was $3.4 million, or a loss of $0.01 per share. For the corresponding quarter in fiscal 2002, net loss on a GAAP basis was $198.7 million, or a loss of $0.76 per share.

Net loss for the third quarter of fiscal 2003 included charges of $364,000 for stock-based compensation and $5.3 million for restructuring and lease abandonment costs. For the corresponding quarter in fiscal 2002, Ariba recorded charges of $141.3 million for amortization of goodwill and other intangible assets, $3.3 million for amortization of stock-based compensation, and $57.1 million for restructuring and lease abandonment costs.

New Customers Added; Existing Customers Expand Ariba Spend Management Footprint

“A number of macro factors made this one of the most challenging quarters of the last couple of years for us, and we witnessed what I would characterize as a pause in many of our sales cycles,” said Bob Calderoni, CEO, Ariba. “However, even in these difficult economic times, we neared GAAP profitability, added several new customers to our client base, and sold additional spend management solutions to existing customers.”

Ariba added several new customers in the third quarter, including The Goodyear Tire & Rubber Company, which invested in Ariba® Buyer™ to improve its global procurement processes, and AXA e-Services, the internal services company of AXA Group of France, which selected Ariba Buyer and Ariba® Enterprise Sourcing™. New name Ariba customers from the Asia Pacific region include One Steel, the largest manufacturer of steel long products and a leading metals distribution company in Australia, which selected Ariba Enterprise Sourcing and Ariba® Contracts™, and San Miguel Corporation, a leading food, beverage and packaging company in Asia, which selected the entire Ariba Spend Management solution set to transform its purchasing process company-wide.

Existing customers which expanded their Ariba Spend Management investment with the purchase of additional solutions last quarter include Avaya, a leading global provider of communications networks and services for businesses, which added Ariba Enterprise Sourcing, Ariba® Analysis™, Ariba Contracts and Ariba® Invoice™. BMW Group AG added Ariba Contracts, and Saks Incorporated chose Ariba Analysis, Ariba Contracts and Ariba Invoice. Towers Perrin selected Ariba Enterprise Sourcing, and PolyOne added Ariba® Travel & Expense™.

Latest Release of Ariba Spend Management Now Available

At the end of July, the latest release of the Ariba Spend Management solution set will be generally available. A focus of the upgraded solution set is the provision of new capabilities for services spend management, enabling companies to manage the complete services spend management process, covering a wide range of services categories from MRO to facilities. New capabilities around Ariba® Supplier Performance Management™ (SPM) are another highlight of the latest product release. Ariba SPM is designed to help companies maximize their spend management savings and to improve the collaborative relationship between buyers and suppliers.

Conference Call Information

Ariba will hold a conference call today at 3:00 p.m. PDT to discuss the quarterly results. To join the call, please dial (800) 891-2713 or (706) 634-5558. There will also be a live web broadcast available on the investor relations section of the company’s website at www.ariba.com or at www.vcall.com. A replay of this call will be available approximately 9:00 p.m. EDT today through July 30, 2003 by dialing (800) 642-1687 or (706) 645-9291 and entering the pass code 1664260.

About Ariba, Inc.

Ariba, Inc. is the leading Enterprise Spend Management (ESM) solutions provider. Ariba helps companies develop and leverage spend management as a core competency to drive significant bottom line results. Ariba Spend Management software and services allow companies to align their organizations with a spend-centric focus and deploy closed-loop processes for increased efficiencies and sustainable savings. Ariba representatives can be contacted at (650) 390-1000 or through the company’s website at www.ariba.com.

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Ariba and the Ariba logo are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Contracts, Ariba Travel & Expense, Ariba Workforce, Ariba Invoice, Ariba eForms, Ariba Enterprise Sourcing, Ariba Supplier Performance Management, Ariba Supplier Network, BPM Services, Power Sourcing, Total Spend Capture and PO-Flip are trademarks or service marks of Ariba, Inc.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from its current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies; the impact of recent workforce reductions on Ariba’s operations; lengthening sales cycles and the deferrals of anticipated orders; declining economic conditions, including a recession; inability to control costs; changes in the company’s pricing or compensation policies; inability to successfully manage a reduction in the company’s workforce; significant fluctuations in our stock price; the outcome of legal proceedings relating to the restatement of our financial statements; the possibility that stockholders or regulatory authorities may initiate additional proceedings against Ariba and/or our officers and directors as a result of the restatements; and the level of professional fees and expenses incurred by Ariba in connection with its previously disclosed accounting review and associated regulatory and litigation proceedings. Factors and risks associated with our business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-K filed April 10, 2003 and in its Form 10-Q filed May 12, 2003.

Ariba Safe Harbor

Investor Contact: John Ederer, (650) 390-2742 or jederer@ariba.com

Media Contact: Louise Runkle, (650) 390-4204 or lrunkle@ariba.com

ARIBA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2003	September 30, 2002
ASSETS
Cash, cash equivalents and investments	$213,930	$245,251
Restricted cash	28,784	30,282
Accounts receivable, net	11,595	7,984
Prepaid expenses and other assets	11,828	18,018
Property and equipment, net	22,965	29,168
Goodwill, net	181,218	176,451
Other intangible assets, net	—	117,464

Total assets	$470,320	$624,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$16,840	$15,187
Accrued compensation and related liabilities	24,996	30,411
Accrued liabilities	36,057	39,029
Restructuring costs	51,474	62,069
Deferred revenue	117,816	151,761
Other liabilities	53	106

Total liabilities	247,236	298,563

Minority interests	17,757	15,027

Stockholders’ equity:
Common stock	537	531
Additional paid-in capital	4,500,705	4,497,288
Deferred stock-based compensation	(327)	(4,507)
Accumulated other comprehensive loss	(1,024)	(1,412)
Accumulated deficit	(4,294,564)	(4,180,872)

Total stockholders’ equity	205,327	311,028

Total liabilities and stockholders’ equity	$470,320	$624,618

ARIBA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
		(As Restated)(1)		(As Restated)(1)
Revenues:
License	$21,288	$26,915	$79,486	$75,213
Maintenance and service	35,275	31,907	98,080	95,713

Total revenues	56,563	58,822	177,566	170,926

Cost of revenues	13,673	11,562	37,605	33,799

Gross profit	42,890	47,260	139,961	137,127

Operating expenses:
Sales and marketing	19,199	19,544	60,320	66,881
Research and development	13,123	16,726	40,955	48,577
General and administrative	8,745	8,842	29,578	26,491
Amortization of goodwill and other intangible assets	—	141,291	117,464	424,509
Business partner warrants	—	—	—	5,562
Stock-based compensation	364	3,325	1,836	11,779
Restructuring and lease abandonment costs	5,350	57,125	5,350	62,609

Total operating expenses	46,781	246,853	255,503	646,408

Loss from operations	(3,891)	(199,593)	(115,542)	(509,281)
Other income, net	1,186	2,095	4,512	6,345

Net loss before income taxes	(2,705)	(197,498)	(111,030)	(502,936)
Provision (benefit) for income taxes	(116)	1,000	327	2,995
Minority interest in net income (loss) of consolidated subsidiaries	858	246	2,335	(535)

Net loss	$(3,447)	$(198,744)	$(113,692)	$(505,396)

Net loss per share—basic and diluted	$(0.01)	$(0.76)	$(0.43)	$(1.96)

Weighted average shares used in computing net loss per share—basic and diluted	267,002	260,180	265,434	258,184

(1)	Ariba’s condensed consolidated statements of operations for the three and nine month periods ended June 30, 2002 have been restated as discussed in our Securities and Exchange Commission (“SEC”) filings, including our annual report on Form 10-K for the year ended September 30, 2002 as filed on April 10, 2003 and our quarterly report on Form 10-Q/A for the three months ended June 30, 2002 as filed on April 11, 2003.